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As filed with the Securities and Exchange Commission on October 20, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AT HOME GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	45-3229563 (I.R.S. Employer Identification No.)

1600 East Plano Parkway
Plano, Texas 75074
(972) 265-6227
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Judd T. Nystrom
Chief Financial Officer
At Home Group Inc.
1600 East Plano Parkway
Plano, Texas 75074
(972) 265-6227
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Mary Jane Broussard General Counsel At Home Group Inc. 1600 East Plano Parkway Plano, Texas 75074 (972) 265-6227	Andrew B. Barkan, Esq. Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 (212) 859-8000

Approximate date of commencement of proposed sale to the public:
From time to time on or after the effective date of this Registration Statement

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☒

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)

Common Stock, par value $0.01 per share	50,582,545	$21.88	$1,106,746,085	$137,790

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the common stock being registered hereunder includes such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of any stock splits, stock dividends or similar transactions for which no consideration will be received by the registrant.

(2)
Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low per share prices of the Registrant's common stock as reported on the New York Stock Exchange on October 16, 2017.

           The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment, which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 20, 2017

PROSPECTUS

At Home Group Inc.

Common Stock

50,582,545 Shares of Common Stock Offered by the Selling Stockholders

        The selling stockholders named in this prospectus may, from time to time, offer and sell up to 50,582,545 shares of our common stock. We and the selling stockholders named in this prospectus are parties to a registration rights agreement with respect to the shares of our common stock held by the selling stockholders. We are not selling any shares of our common stock, and we will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders.

        The common stock may be offered or sold by the selling stockholders at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through underwriters, broker-dealers, agents, or through any other means described in this prospectus under "Plan of Distribution" and in supplements to this prospectus in connection with a particular offering of our common stock by the selling stockholders. The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of shares. We will bear other costs, expenses and fees in connection with the registration of the shares.

        This prospectus describes the general manner in which common stock may be offered and sold by the selling stockholders. When the selling stockholders sell common stock under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. We urge you to read carefully this prospectus, any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement before you make your investment decision.

        Our common stock is listed on the New York Stock Exchange under the symbol "HOME". The last reported sale price of our common stock on the New York Stock Exchange on October 20, 2017 was $21.99 per share.

        We are an "emerging growth company", as defined in Section 2(a) of the Securities Act of 1933, as amended, and will be subject to reduced reporting requirements.

        Investing in our common stock involves risk. You should carefully consider all of the information set forth in this prospectus, including the risk factors set forth under "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended January 28, 2017 filed with the Securities and Exchange Commission on April 5, 2017 (which document is incorporated by reference herein), as well as the risk factors and other information contained in any accompanying prospectus supplement and any related free writing prospectus and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement, before deciding to invest in our common stock. See "Incorporation by Reference".

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2017.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC"), using the SEC's "shelf" registration rules. Pursuant to this prospectus, the selling stockholders may, from time to time, sell shares of our common stock in one or more offerings.

        When the selling stockholders offer common stock under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under the heading "Incorporation by Reference".

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is hereby made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled "Where You Can Find More Information".

        You should rely only on the information provided in this prospectus, including information incorporated by reference in this prospectus as described above, or any prospectus supplement or free writing prospectus that we have specifically referred you to. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders will not make an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents we incorporate by reference into this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

        No action is being taken in any jurisdiction outside the United States to permit a public offering of common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restriction as to this offering and the distribution of this prospectus applicable to those jurisdictions.

        References in this prospectus to the "Company", "At Home", "we", "us" and "our" and similar terms refer to At Home Group Inc. and its consolidated subsidiaries.

 MARKET AND INDUSTRY DATA

        This prospectus includes or incorporates by reference estimates regarding market and industry data that we prepared based on our management's knowledge and experience in the markets in which we operate, together with information obtained from various sources, including publicly available information, industry reports and publications, surveys, our customers, distributors, suppliers, trade and business organizations and other contacts in the markets in which we operate. In addition, certain market and industry data has been derived from research and modeling initially prepared for us in May 2013, and subsequently updated from time to time, by Buxton Company, a leading real estate analytics firm, which we refer to herein as "Buxton".

        In presenting this information, we have made certain assumptions that we believe to be reasonable based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets for the products we sell. Market share data is subject to change and may be limited by the availability of raw data, the voluntary nature of the data gathering process and other limitations inherent in any statistical survey of market shares. In addition, customer preferences are subject to change. Accordingly, you are cautioned not to place undue reliance on such market share data. References herein to the markets in which we conduct our business refer to the geographic metropolitan areas in which our stores are located.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You can generally identify forward-looking statements by our use of forward-looking terminology such as "anticipate", "believe", "continue", "could", "estimate", "expect", "intend", "may", "might", "plan", "potential", "predict", "seek", "vision" or "should", or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the markets in which we operate, expected new store openings, our real estate strategy, growth targets and potential growth opportunities and future capital expenditures and our expectations, beliefs, plans, strategies, objectives, prospects, assumptions or future events or performance contained or incorporated by reference in this prospectus are forward-looking statements.

        We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed or incorporated by reference in this prospectus may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include:

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  general economic factors that may materially adversely affect our business, revenue and profitability;

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  volatility or disruption in the financial markets;

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  consumer spending on home décor products which could decrease or be displaced by spending on other activities;

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  our ability to successfully implement our growth strategy on a timely basis or at all;

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  our failure to manage inventory effectively and our inability to satisfy changing consumer demands and preferences;

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  losses of, or disruptions in, or our inability to efficiently operate our distribution network;

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  adverse events in the geographical regions in which we operate;

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  risks related to our imported merchandise;

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  risks associated with leasing substantial amounts of space;

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  risks associated with our sale-leaseback strategy;

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  the highly competitive retail environment in which we operate;

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  risks related to our substantial indebtedness and the significant operating and financial restrictions imposed on us and our subsidiaries by our secured credit facilities;

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  our dependence upon the services of our management team and our buyers;

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  the failure to attract and retain quality employees;

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  difficulties with our vendors;

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  the seasonality of our business;

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  fluctuations in our quarterly operating results;

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  the failure or inability to protect our intellectual property rights;

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  risks associated with third-party claims that we infringe upon their intellectual property rights;

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  increases in commodity prices and supply chain costs;

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  the need to make significant investments in advertising, marketing or promotions;

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  the success of any investment in online services or e-commerce activities that we may launch;

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  the success of our loyalty program or private-label or co-branded consumer credit offerings and any investments related thereto;

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  disruptions to our information systems or our failure to adequately support, maintain and upgrade those systems;

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  unauthorized disclosure of sensitive or confidential customer information;

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  regulatory or litigation developments;

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  risks associated with product recalls and/or product liability, as well as changes in product safety and other consumer protection laws;

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  inadequacy of our insurance coverage;

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  our substantial dependence upon our reputation and positive perceptions of At Home;

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  the potential negative impact of changes to our accounting policies, rules and regulations;

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  net losses incurred in fiscal years 2014 and 2015 and the potential to experience net losses in the future;

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  changes in our effective tax rate;

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  our control by the Sponsors (as defined below); and

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  other risks and uncertainties, including those listed under "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended January 28, 2017, filed with the SEC on April 5, 2017, as well as other risk factors described under the caption "Risk Factors" in any accompanying prospectus supplement and other reports we file with the SEC.

        Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained or incorporated by reference in this prospectus are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from the forward-looking statements contained or incorporated by reference in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and events in the industry in which we operate, are consistent with the forward-looking statements contained or incorporated by reference in this prospectus, they may not be predictive of results or developments in future periods.

        Any forward-looking statement included or incorporated by reference in this prospectus speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

 OUR COMPANY

        At Home is the leading home décor superstore based on the number of our locations and our large format stores that we believe dedicate more space per store to home décor than any other player in the industry. We are focused on providing the broadest assortment of products for any room, in any style, for any budget. We utilize our space advantage to out-assort our competition, offering over 50,000 SKUs throughout our stores. Our differentiated merchandising strategy allows us to identify on-trend products and then value engineer those products to provide desirable aesthetics at attractive price points for our customers. Over 70% of our products are unbranded, private label or specifically designed for us. We believe that our broad and comprehensive offering and compelling value proposition combine to create a leading destination for home décor with the opportunity to continue taking market share in a large, fragmented and growing market.

        At Home (formerly known as Garden Ridge) was founded in 1979 in Garden Ridge, Texas, a suburb of San Antonio. We quickly gained a loyal following in our Texas home market and expanded thereafter. Throughout our history, we have cultivated a passionate customer base that shops our stores for the unique, wide assortment of products offered at value price points. After our Company was acquired in 2011 by an investment group led by AEA Investors LP and its affiliates (collectively, "AEA"), which included affiliates of Starr Investment Holdings, LLC ("Starr Investments" and, together with AEA, the "Sponsors"), we began a series of strategic investments in the business. We believe that the core strengths of our business combined with the significant investments made in the years following our acquisition by our Sponsors position us to grow sales and expand our store base.

        As of October 18, 2017, our store base is comprised of 141 stores across 33 states, averaging approximately 115,000 square feet per store. We utilize a flexible and disciplined real estate strategy that allows us to successfully open and operate stores from 80,000 to 165,000 square feet across a wide range of formats and markets.

        Our common stock is traded on the New York Stock Exchange (the "NYSE") under the ticker symbol "HOME".

        At Home Group Inc. was incorporated as a Delaware corporation on June 30, 2011 under the name GRD Holding I Corporation. Our principal executive office is located at 1600 East Plano Parkway, Plano, Texas 75074 and our telephone number at that address is (972) 265-6227. We maintain a website at www.athome.com. The information contained on, or that can be accessed through, our website is not a part of, and should not be considered as being incorporated by reference into, this prospectus.

RISK FACTORS

        Investing in our common stock involves a high degree of risk. Before deciding to invest in shares of our common stock, you should carefully consider the risks set forth under "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended January 28, 2017, filed with the SEC on April 5, 2017 (which document is incorporated by reference herein), as well as other risk factors described under the caption "Risk Factors" in any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus, including all future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. See "Incorporation by Reference" and "Where You Can Find More Information". See also the information contained under the heading "Cautionary Note Regarding Forward-Looking Statements" above.

 USE OF PROCEEDS

        The selling stockholders will receive all of the net proceeds from any sales pursuant to this prospectus.

        We will not receive any proceeds from the sale of shares of our common stock offered by the selling stockholders. We will, however, bear the costs associated with the sale of shares by the selling stockholders, other than underwriting discounts and commissions, which will be borne by the selling stockholders.

 SELLING STOCKHOLDERS

        The registration statement of which this prospectus forms a part has been filed to permit the selling stockholders to resell to the public shares of our common stock, as well as any common stock that we may issue or may be issuable by reason of any stock split, stock dividend or similar transaction involving these shares. We and the selling stockholders are parties to a registration rights agreement, dated as of July 22, 2016 (the "Registration Rights Agreement"), and under the terms of the Registration Rights Agreement, we will bear the costs associated with the sale of shares by the selling stockholders, other than underwriting discounts and commissions, which will be borne by the selling stockholders.

        The table below sets forth certain information known to us with respect to the beneficial ownership of the shares of our common stock held by the selling stockholders as of October 18, 2017. Because the selling stockholders may sell, transfer or otherwise dispose of all, some or none of the shares of our common stock covered by this prospectus, we cannot determine the number of such shares, if any, that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our common stock that will be held by the selling stockholders upon termination of any particular offering. See "Plan of Distribution." For the purposes of the table below, we assume that each selling stockholder will sell all of its shares of our common stock covered by this prospectus.

        Information with respect to beneficial ownership has been furnished to us by each stockholder listed in the table below. The amounts and percentages of our common stock beneficially owned are reported on the basis of rules of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power", which includes the power to vote or direct the voting of such security, or "investment power", which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after October 18, 2017, including any shares of our common stock subject to an option that has vested or will vest within 60 days after October 18, 2017. More than one person may be deemed to be a beneficial owner of the same securities.

        The percentage of beneficial ownership is based on 60,441,045 shares of common stock outstanding as of October 18, 2017.

        Except as otherwise indicated, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them. The information is not necessarily indicative of beneficial ownership for any other purpose. Addresses for the beneficial owners are set forth in the footnotes to the table.

Name of Selling Stockholder	Number of Shares Beneficially Owned Before the Offering	Percentage of Shares Beneficially Owned Before the Offering	Maximum Number of Shares that May be Offered Pursuant to this Prospectus	Number of Shares Beneficially Owned After the Sale of the Maximum Number of Shares Offered Hereby	Percentage of Shares Beneficially Owned After the Sale of the Maximum Number of Shares Offered Hereby
5% Stockholders
AEA(1)(2)(3)	36,967,736	61.16%	36,967,736	—	—
Starr Investments(1)(3)(4)	23,226,613	38.43%	23,226,613	—	—

(1)
Excludes shares of common stock owned by other parties to the Stockholders' Agreement (as defined herein) by which they may be deemed to share beneficial ownership.

(2)
Represents (i) 20,890,234 shares of our common stock held of record by GRD Holding LP, a limited partnership, whose general partner is GRD Holding GP LLC, whose sole member is

  AEA Investors LP; (ii) 2,008,050 shares held of record by GRD Holding-A LP, a limited partnership, whose general partner is GRD Holding-A LLC, whose sole member is AEA Investors LP; and (iii) 4,457,648 shares held of record by GRD Holding AEA LLC, a limited liability company, whose members are AEA Investors 2006 Participant Fund LP, AEA Investors 2006 QP Participant Fund LP, AEA Investors 2006 Fund L.P. and AEA Investors 2006 Fund II L.P. The general partner of each of AEA Investors 2006 Participant Fund LP and AEA Investors 2006 QP Participant Fund LP is AEA Investors 2006 PF LLC, whose sole member is AEA Management LLC. The general partner of each of AEA Investors 2006 Fund L.P. and AEA Investors 2006 Fund II L.P. is AEA Investors Partners 2006 L.P., whose general partner is AEA Management (Cayman) Ltd. Each of GRD Holding GP LLC and AEA Investors LP may be deemed to share beneficial ownership of the shares of our common stock held of record by GRD Holding LP, but each disclaims beneficial ownership of such shares. Each of GRD Holding-A LLC and AEA Investors LP may be deemed to share beneficial ownership of the shares of our common stock held of record by GRD Holding-A LP, but each disclaims beneficial ownership of such shares. Each of AEA Investors 2006 Participant Fund LP, AEA Investors 2006 QP Participant Fund LP, AEA Investors 2006 Fund L.P., AEA Investors 2006 Fund II L.P., AEA Investors 2006 PF LLC, AEA Management LLC, AEA Investors Partners 2006 L.P. and AEA Management (Cayman) Ltd. may be deemed to share beneficial ownership of the shares of the Company's common stock held of record by GRD Holding AEA LLC, but each disclaims beneficial ownership of such shares, as well as of the shares held of record by GRD Holding LP and GRD Holding-A LP. Mr. John L. Garcia is the chairman and chief executive officer of AEA Investors LP, the sole member of AEA Management LLC and the sole stockholder and director of AEA Management (Cayman) Ltd. Mr. Garcia may be deemed to share beneficial ownership of the shares of the Company's common stock held of record by GRD Holding LP, GRD Holding-A LP and GRD Holding AEA LLC, but Mr. Garcia disclaims beneficial ownership of such shares.

  The address for each of AEA Investors LP, GRD Holding LP, GRD Holding GP LLC, GRD Holding-A LP, GRD Holding-A LLC, GRD Holding AEA LLC, AEA Investors 2006 Participant Fund LP, AEA Investors 2006 QP Participant Fund LP, AEA Investors 2006 PF LLC, AEA Management LLC and Mr. Garcia is c/o AEA Investors LP, 666 Fifth Avenue, 36th Floor, New York, NY 10103. The address for each of AEA Investors 2006 Fund L.P., AEA Investors 2006 Fund II L.P., AEA Investors Partners 2006 L.P. and AEA Management (Cayman) Ltd. is P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands.

  Martin C. Eltrich, III and Brian R. Hoesterey are partners of AEA. Each of Messrs. Eltrich and Hoesterey serves on our board of directors as a representative of AEA, but each disclaims beneficial ownership of the shares of common stock held of record by GRD Holding LP, GRD Holding-A LP and GRD Holding AEA LLC.

(3)
Includes 9,611,804 shares of our common stock held of record by Starr Investment Fund II, LLC ("Starr II"). For a period of two years following our initial public offering, (i) Starr II has agreed to vote such shares on all matters presented to the stockholders in the same manner that GRD Holding LP votes on such matters, and (ii) subject to limited exceptions, the transfer or disposition of such shares by Starr II will require the consent of GRD Holding LP. As a result of these voting and consent rights, AEA may be deemed to share beneficial ownership of the shares held by Starr II, but disclaims beneficial ownership of such shares.

(4)
Represents (i) 13,614,809 shares of our common stock held of record by SPH GRD Holdings, LLC, who is the direct stockholder of the shares, which are beneficially owned by Starr Investment Holdings, LLC. SPH GRD Acquisition Partners, LLC, which is controlled by Starr Investment Holdings, LLC, is the sole owner of SPH GRD Holdings, LLC; and (ii) 9,611,804 shares of our common stock held of record by Starr II, who is the direct stockholder of the shares, which are beneficially owned by Starr Investment Holdings, LLC. The address for Starr Investments is 399 Park Ave, 17th Floor, New York, NY 10022. Mr. Geoffrey G. Clark, who serves on our board of directors, is the Senior Managing Director of Starr Investment Holdings, LLC. Mr. Clark may be deemed to have voting power and dispositive power with respect to shares of the shares of the Company's common stock that are beneficially owned by Starr Investment Holdings, LLC, but Mr. Clark disclaims beneficial ownership of such shares.

DESCRIPTION OF CAPITAL STOCK

        The following summary of the terms of our common stock is qualified in its entirety by reference to our second amended and restated certificate of incorporation and our amended and restated bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, and the Delaware General Corporation Law, or "DGCL". See "Where You Can Find More Information".

General

        Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. As of October 18, 2017, there were 60,441,045 shares of common stock outstanding and no outstanding shares of preferred stock. The number of common stock outstanding excludes (i) 8,006,864 shares of common stock issuable upon the exercise of options outstanding as of October 18, 2017 under the GRD Holding I Corporation Stock Option Plan, as amended (the "2012 Option Plan"), and the At Home Group Inc. Equity Incentive Plan (the "2016 Equity Plan"), (ii) 212,125 shares of common stock issuable upon the settlement of restricted stock units outstanding as of October 18, 2017 under our 2016 Equity Plan and (iii) 3,452,866 shares of common stock reserved for future issuance under our 2016 Equity Plan. As of October 18, 2017, we had six stockholders of record.

        The following descriptions of our capital stock, second amended and restated certificate of incorporation and amended and restated bylaws are intended as summaries only and are qualified in their entirety by reference to our second amended and restated certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of the DGCL.

Common Stock

        The holders of our common stock are entitled to the following rights, preferences and privileges:

  •
  Voting Rights.  Each share of common stock entitles the holder to one vote with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote. Subject to any rights that may be applicable to any then outstanding preferred stock, our common stock votes as a single class on all matters relating to the election and removal of directors on our board of directors and as provided by law, except as provided in the Stockholders' Agreement, dated as of July 22, 2016 (the "Stockholders' Agreement"). Holders of our common stock will not have cumulative voting rights. Except in respect of matters relating to the election of directors on our board of directors and as otherwise provided in our certificate of incorporation, Stockholders' Agreement or required by law, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of election of directors, any election must be approved by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the election.

    In connection with our initial public offering, the Company and certain funds affiliated with the Sponsors entered into the Stockholders' Agreement. The Stockholders' Agreement contains, among other things, certain restrictions on the ability of such Sponsors to freely transfer shares of our stock. In addition, for so long as certain affiliates of AEA, on the one hand, and certain affiliates of Starr Investments, on the other hand, respectively in the aggregate each own at least 10% of our outstanding common stock, each such Sponsor shall be entitled to nominate at least one individual for election to our board of directors, and our board of directors and nominating and corporate governance committee shall nominate and recommend to our stockholders that such individual be elected to our board of directors, and each party to the Stockholders' Agreement agrees to vote all of their shares to elect such individual to our board of directors.

    The Stockholders' Agreement also provides that, for a period of two years following the initial public offering, subject to certain exceptions, Starr II will agree to vote or cause to be voted 9,611,804 of their shares of our common stock on all matters presented to the stockholders in the same manner that AEA votes on such matters.

  •
  Dividend Rights.  Subject to preferences that may be applicable to any then-outstanding shares of our preferred stock (if any), the holders of our outstanding shares of common stock are entitled to receive dividends to be paid ratably, if any, as may be declared from time to time by our board of directors (in its sole discretion) out of legally available funds. It is our present intention not to pay cash dividends on our common stock for the foreseeable future. We are a holding company and substantially all of our operations are carried out by our operating subsidiaries. Our operating subsidiaries' ability to pay dividends to us is limited by the terms of our Asset-Based Lending Credit Facility (the "ABL Facility") and the First Lien Term Facility (the "Term Loan Facility"), which in turn may limit our ability to pay dividends on our common stock.

  •
  Liquidation Rights.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to receive ratably, in proportion to the number of shares held by them, our assets that are legally available for distribution to our common stockholders after payment of our debts and other liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of our common stock.

  •
  Other Rights.  Other than as provided in the Stockholders' Agreement and Registration Rights Agreement, our stockholders have no preemptive or other rights to subscribe for additional shares. The shares of our outstanding common stock are not subject to further calls or assessments by us. There are no conversion or redemption rights or sinking fund provisions applicable to the shares of our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Preferred Stock

        Our preferred stock, if issued, may have priority over our common stock with respect to dividends and other distributions, including the distribution of our assets upon liquidation. To the extent permitted by law, our board of directors will have the authority, without further stockholder authorization, to issue from time to time shares of authorized preferred stock in one or more series and to fix the terms, powers (including voting powers), rights and preferences, variations and the restrictions and limitations thereof of each series. Although we have no present plans to issue any shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could adversely affect the rights and powers, including voting rights, of the common stock, and could have the effect of delaying, deterring or preventing a change in control of us or an unsolicited acquisition proposal.

Limitations on Directors' Liability

        Our second amended and restated certificate of incorporation and amended and restated bylaws contain provisions indemnifying our directors and officers to the fullest extent permitted by law. We have entered into indemnification agreements with each of our directors which may, in certain cases, be broader than the specific indemnification provisions provided for under Delaware law.

        In addition, to the fullest extent permitted by Delaware law, our second amended and restated certificate of incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages from a director for breach of fiduciary duty as a director, except that a director will be personally liable for:

  •
  any breach of his or her duty of loyalty to us or our stockholders;

  •
  acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law;

  •
  the payment of dividends or the redemption or purchase of stock in violation of the DGCL; or

  •
  any transaction from which the director derived an improper personal benefit.

        This provision does not affect a director's liability under the federal securities laws.

        To the extent that our directors, officers and controlling persons are indemnified under the provisions of our second amended and restated certificate of incorporation, the DGCL or contractual arrangements against liabilities arising under the Securities Act, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Provisions of Our Second Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and Delaware Law that May Have an Anti-Takeover Effect

        The DGCL contains, and our second amended and restated certificate of incorporation and our amended and restated bylaws contain, provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Staggered Board; Removal of Directors

        Our second amended and restated certificate of incorporation and our amended and restated bylaws divide our board of directors into three classes with staggered three-year terms. In addition, a director will be subject to removal by our stockholders only for cause and only by the affirmative vote of the holders of at least two-thirds in voting power of all of our then outstanding common stock if AEA ceases to own, or have the right to direct the vote of, 50% or more of the voting power of our common stock. Any vacancy on our board of directors, including a vacancy resulting from an increase in the number of directors, may only be filled by vote of a majority of our directors then in office (subject to the rights of holders of any series of preferred stock or rights granted pursuant to the Stockholders' Agreement). Furthermore, our second amended and restated certificate of incorporation provides that the total number of directors may be changed only by the resolution of our board of directors (subject to the rights of holders of any series of preferred stock to elect additional directors). The classification of our board of directors and the limitations on the removal of directors, changes to the total numbers of directors and filling of vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our Company.

Stockholder Action by Written Consent; Special Meetings

        Our second amended and restated certificate of incorporation provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by written consent if AEA ceases to own, or have the right to direct the vote of, 50% or more of the voting power of our common stock. Our second amended and restated certificate of incorporation and our amended and restated bylaws also provides that, except as otherwise required by law, special meetings of our stockholders can be called only by our chairman of the board or our board of directors if AEA ceases to own, or have the right to direct the vote of, 50% or more of the voting power of our common stock.

Advance Notice Requirements for Stockholder Proposals

        Our amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to our board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder of record who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder's intention to bring such business before the meeting. These provisions could have the effect of delaying stockholder actions that are favored by the holders of a majority of our outstanding voting securities until the next stockholder meeting.

Section 203 of the Delaware General Corporation Law

        In our second amended and restated certificate of incorporation, we have opted out of Section 203 of the DGCL, as permitted under and pursuant to subsection (b)(3) of Section 203; however, our second amended and restated certificate of incorporation contains similar provisions providing that we may not engage in certain "business combinations" with any "interested stockholder" for a three-year period following the time that the stockholder became an interested stockholder, unless:

  •
  prior to such time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

  •
  at or subsequent to that time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least two-thirds of our outstanding voting stock that is not owned by the interested stockholder.

        Generally, a "business combination" includes a merger, asset or stock sale or other transaction provided for or through our Company resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who owns 15% or more of our outstanding voting stock and the affiliates and associates of such person. For purposes of this provision, "voting stock" means any class or series of stock entitled to vote generally in the election of directors.

        Under certain circumstances, this provision will make it more difficult for a person who qualifies as an "interested stockholder" to effect certain business combinations with our Company for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our board of directors in order to avoid the stockholder approval requirement if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions that our stockholders may otherwise deem to be in their best interests.

        Our second amended and restated certificate of incorporation provides that certain affiliates of AEA and Starr Investments, and their respective affiliates, and any of their respective direct or indirect designated transferees (other than in certain market transfers and gifts) and any group of which such persons are a party do not constitute "interested stockholders" for purposes of this provision.

Amendments to Our Bylaws

        The DGCL provides generally that the affirmative vote of a majority of the shares presents at any meeting and entitled to vote on a matter is required to amend a corporation's bylaws, unless a corporation's bylaws requires a greater percentage. Our amended and restated bylaws may be amended or repealed by the affirmative vote of the holders of at least two-thirds of the voting power of all outstanding stock entitled to vote thereon, voting together as a single class, if AEA ceases to own, or have the right to direct the vote of, 50% or more of the voting power of our common stock.

Exclusive Jurisdiction for Certain Actions

        Our second amended and restated certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought in the name of the Company, actions against directors, officers or employees for breach of a fiduciary duty and other similar actions, may be brought only in specified courts in the State of Delaware. Although we believe this provision will benefit us by providing increased consistency in the application of Delaware law in the types of claims to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Registration Rights Agreement

        For information regarding the Registration Rights Agreement between us and the selling stockholders named herein, see the section entitled "Certain Relationships and Related Party Transactions" in our Definitive Proxy Statement on Schedule 14A filed with the SEC on May 8, 2017, which is incorporated herein by reference.

Stock Exchange Listing

        Our common stock is listed on the NYSE under the symbol "HOME".

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

PLAN OF DISTRIBUTION

General

        The selling stockholders may sell the shares of common stock covered by this prospectus from time to time using one or more of the following methods:

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  underwritten public offerings;

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  "at the market" sales to or through market makers or into an existing market for the securities;

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  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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  block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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  privately negotiated transactions;

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  short sales (including short sales "against the box");

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  through the writing or settlement of standardized or over-the-counter options or other hedging or derivative transactions, whether through an options exchange or otherwise;

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  by pledge to secure debts and other obligations;

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  in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

        To the extent required by law, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Any prospectus supplement relating to a particular offering of our common stock by the selling stockholders may include the following information to the extent required by law:

  •
  the terms of the offering;

  •
  the names of any underwriters, dealers or agents participating in the offering;

  •
  the purchase price of the securities sold by the selling stockholders to any underwriter or dealer and the net proceeds expected to be received by the selling stockholders from the offering;

  •
  any over-allotment options under which underwriters may purchase additional securities from the selling stockholders;

  •
  any delayed delivery arrangements;

  •
  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

  •
  any public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or market on which the securities may be listed.

        The selling stockholders may offer our common stock to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of our common stock, the common stock will be acquired by the underwriters for their own account. The underwriters may resell the common stock in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of our common stock, underwriters may receive compensation from the selling stockholders in the form of discounts, concessions or commissions. Underwriters may sell the common stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Such compensation may be in excess of customary discounts, concessions or commissions. Underwriting compensation will not exceed 8% for any offering under this registration statement.

        If the selling stockholders use an underwriter or underwriters to effectuate the sale of common stock, we and the selling stockholders will execute an underwriting agreement with those underwriters at the time of sale of those shares of common stock. To the extent required by law, the names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell those shares of common stock. Unless otherwise indicated in the prospectus supplement relating to a particular offering of our common stock, the obligations of the underwriters to purchase our common stock from the selling stockholders will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the shares of our common stock offered by the selling stockholders if any of the shares of common stock are purchased.

        In effecting sales, brokers or dealers engaged by us and the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealers may receive discounts, concessions or commissions from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Such compensation may be in excess of customary discounts, concessions or commissions. If dealers are utilized in the sale of common stock, the names of the dealers and the terms of the transaction will be set forth in a prospectus supplement, if required.

        The selling stockholders may also sell our common stock from time to time through agents. The applicable prospectus supplement will name any agent involved in the offer or sale of such common stock and will list commissions payable to these agents if required. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless otherwise stated in any required prospectus supplement.

        The selling stockholders may sell shares of our common stock directly to purchasers. In this case, the selling stockholders may not engage underwriters or agents in the offer and sale of such shares.

        Selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of any such selling stockholders' common stock or interests therein may be "underwriters" within the meaning of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of common stock may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are "underwriters" within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus available to any selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act, if applicable. If any entity is deemed an underwriter or any amounts are deemed underwriting discounts and commissions, the prospectus supplement will identify the underwriter or agent and describe the compensation received from any selling stockholder.

        From time to time, any selling stockholder may pledge, hypothecate or grant a security interest in some or all of the common stock owned by it. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure, be deemed to be selling stockholders. The number of shares of a selling stockholder's common stock offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder's common stock will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell short, and, in those instances, this prospectus may be delivered in connection with the short sales and the common stock offered under this prospectus may be used to cover short sales.

        Any selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of our common stock in the course of hedging the positions they assume with such selling stockholder, including, without limitation, in connection with distributions of common stock by those broker-dealers. Any selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of common stock offered hereby to the broker-dealers, who may then resell or otherwise transfer such shares of common stock.

        We are not aware of any plans, arrangements or understandings between any stockholder and any underwriter, broker-dealer or agent regarding the sale of our common stock by any stockholder. There can be no assurance that the selling stockholders will sell any or all of the shares of our common stock registered pursuant to the registration statement of which this prospectus or any applicable prospectus supplement forms a part. In addition, we cannot assure you that any selling stockholder will not transfer, devise or gift our common stock by other means not described in this prospectus. Moreover, the selling stockholders may also sell shares under Rule 144 under the Securities Act or other available exemptions from the registration requirements of the Securities Act rather than under this prospectus or any applicable prospectus supplement.

Indemnification

        We and the selling stockholders may enter agreements under which underwriters, dealers and agents who participate in the distribution of our common stock may be entitled to indemnification by us and the selling stockholders against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

Price Stabilization and Short Positions

        If underwriters or dealers are used in the sale, until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (that is, if they sell more securities than are set forth on the cover page of the prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market.

        We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

 LEGAL MATTERS

        The validity of the shares of common stock offered hereby will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York. Fried, Frank, Harris, Shriver & Jacobson LLP owns an indirect interest in less than 1% of our common stock through limited partnership interests in funds associated with AEA. Any underwriters will be advised about legal matters by their own counsel, which will be named in a prospectus supplement to the extent required by law.

EXPERTS

        The consolidated financial statements of At Home Group Inc. appearing in At Home Group Inc.'s Annual Report (Form 10-K) for the year ended January 28, 2017 (including schedule appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

        We "incorporate by reference" certain documents we have filed with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and any information contained in any document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is incorporated by reference in this prospectus. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus.

        You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any portions of the respective filings that are furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed, prior to the termination of the offering under this prospectus:

  •
  our Annual Report on Form 10-K for the fiscal year ended January 28, 2017, filed with the SEC on April 5, 2017;

  •
  our Quarterly Reports on Form 10-Q for the quarterly periods ended April 29, 2017, filed with the SEC on June 7, 2017, and July 29, 2017, filed with the SEC on September 6, 2017;

  •
  our Current Reports on Form 8-K, filed with the SEC on June 12, 2017, July 13, 2017 and August 1, 2017;

  •
  those portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on May 8, 2017, which are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended January 28, 2017; and

  •
  the description of our common stock contained in our Registration Statement on Form 8-A filed on August 1, 2016, including all amendments and reports filed for the purpose of updating such description.

        We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address:

At Home Group Inc.
1600 East Plano Parkway
Plano, Texas 75074
Attention: Investor Relations
(972) 265-6227

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules, under the Securities Act with respect to the common stock to be sold in this offering. As allowed by SEC rules, this prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules that are part of the registration statement. For further information about us and our common stock, you should refer to the registration statement, including all amendments, supplements, schedules and exhibits thereto.

        Statements contained or incorporated by reference in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

        We are subject to the information and reporting requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read, without charge, and copy, at prescribed rates, all or any portion of the registration statement or any reports, statements or other information we file with or furnish to the SEC at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. In addition, the SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Such reports and other information filed by us with the SEC are available free of charge on our website at investor.athome.com when such reports are made available on the SEC's website at www.sec.gov. You may also request copies of those documents, at no cost to you, by contacting us at the following address:

At Home Group Inc.
1600 East Plano Parkway
Plano, Texas 75074
Attention: Investor Relations
(972) 265-6227

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the costs and expenses, other than selling or underwriting discounts and commissions, to be incurred by us in connection with the issuance and distribution of the common stock being registered hereby. With the exception of the SEC registration fee and Financial Industry Regulatory Authority ("FINRA") filing fee, all fees and expenses set forth below are estimates.

Amount
SEC registration fee		$137,790
FINRA filing fee		166,512
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent and registrar fees		*
Miscellaneous expenses		*

Total	$	*

*
These fees will be calculated based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers

        Section 102 of the Delaware law allows a corporation to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or a knowing violation of the law, willfully or negligently authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit. The registrant's certificate of incorporation contains a provision which eliminates directors' personal liability as set forth above.

        The registrant's certificate of incorporation and bylaws provide in effect that the registrant shall indemnify its directors and officers to the extent permitted by the Delaware law. Section 145 of the Delaware law provides that a Delaware corporation has the power to indemnify its directors, officers, employees and agents in certain circumstances. Subsection (a) of Section 145 of the Delaware law empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director, officer, employee or agent had no reasonable cause to believe that his or her conduct was unlawful.

        Subsection (b) of Section 145 of the Delaware law empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        Section 145 further provides that to the extent that a director or officer or employee of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which the party seeking indemnification may be entitled; and the corporation is empowered to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145; and that, unless indemnification is ordered by a court, the determination that indemnification under subsections (a) and (b) of Section 145 is proper because the director, officer, employee or agent has met the applicable standard of conduct under such subsections shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

        The registrant has in effect insurance policies for general officers' and directors' liability insurance covering all of its officers and directors. In addition, the registrant has entered into indemnification agreements with its directors and officers. These indemnification agreements may require the registrant, among other things, to indemnify each such director or officer for certain expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by such director or officer in any action or proceeding arising out of his or her service as one of the registrant's directors or officers.

Item 16.    Exhibits and Financial Statement Schedules

        See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

Item 17.    Undertakings

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the

    Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

          (6)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (7)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

INDEX TO EXHIBITS

Exhibit No.		Exhibit Description
1.1	*	Form of Underwriting Agreement.

3.1		Second Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Amendment No. 6 to the Registrant's Registration Statement on Form S-1 filed on July 25, 2016 (File No. 333-206772)).

3.2		Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to Amendment No. 6 to the Registrant's Registration Statement on Form S-1 filed on July 25, 2016 (File No. 333-206772)).

4.1		Specimen Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.1 to Amendment No. 6 to the Registrant's Registration Statement on Form S-1 filed on July 25, 2016 (File No. 333-206772)).

4.2		Second Amended and Restated Stockholders' Agreement, dated as of July 22, 2016, among At Home Group Inc., Starr Investment Fund II, LLC, SPH GRD Holdings, LLC, GRD Holding LP, GRD Holding AEA LLC and GRD Holding-A LP (incorporated by reference to Exhibit 4.2 to Amendment No. 6 to the Registrant's Registration Statement on Form S-1 filed on July 25, 2016 (File No. 333-206772)).

4.3		Registration Rights Agreement, dated as of July 22, 2016, among At Home Group Inc., Starr Investment Fund II, LLC, SPH GRD Holdings, LLC, GRD Holding LP, GRD Holding AEA LLC and GRD Holding-A LP (incorporated by reference to Exhibit 4.3 to Amendment No. 6 to the Registrant's Registration Statement on Form S-1 filed on July 25, 2016 (File No. 333-206772)).

5.1	**	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.

23.1	**	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	**	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1).

23.3	**	Consent of Buxton Company.

24.1	**	Power of Attorney (included on signature page hereto).

*
To be filed by amendment or incorporated by reference in connection with any offering of common stock.

**
Filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on this 20th day of October, 2017.

AT HOME GROUP INC.
By:	/s/ JUDD T. NYSTROM
	Name:	Judd T. Nystrom
	Title:	Chief Financial Officer

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of At Home Group Inc. constitutes and appoints each of Lewis L. Bird III and Judd T. Nystrom, or either of them, each acting alone, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that either of the said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LEWIS L. BIRD III Lewis L. Bird III	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	October 20, 2017
/s/ JUDD T. NYSTROM Judd T. Nystrom	Chief Financial Officer (Principal Financial Officer)	October 20, 2017
/s/ BECKY HAISLIP Becky Haislip	Chief Accounting Officer (Principal Accounting Officer)	October 20, 2017
/s/ MARTIN C. ELTRICH, III Martin C. Eltrich, III	Director	October 20, 2017
/s/ BRIAN R. HOESTEREY Brian R. Hoesterey	Director	October 20, 2017

Signature	Title	Date

/s/ GEOFFREY G. CLARK Geoffrey G. Clark	Director	October 20, 2017
/s/ ALLEN I. QUESTROM Allen I. Questrom	Director	October 20, 2017
/s/ WENDY A. BECK Wendy A. Beck	Director	October 20, 2017
/s/ LARRY D. STONE Larry D. Stone	Director	October 20, 2017
/s/ PHILIP L. FRANCIS Philip L. Francis	Director	October 20, 2017
/s/ ELISABETH B. CHARLES Elisabeth B. Charles	Director	October 20, 2017